Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-218212, No. 333-211655, No. 333-209873, No. 333-202503 and No. 333-171082) and Form S-3ASR (No. 333-211522 and No. 333-202661) of Targa Resources Corp. of our report dated February 15, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Houston, Texas
February 16, 2018